UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive Branford, Connecticut (Address of principal executive offices)	06405 (Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2024, the Board of Directors (the “Board”) of Quantum-Si Incorporated (the “Company”) approved amendments to two stock option awards previously granted to Jeffrey Hawkins, the Company’s President and Chief Executive Officer, to better align the performance-based vesting terms of these awards with the price of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A common stock”). The amended awards, previously granted as of November 9, 2022, were each stock options to purchase 1,390,000 shares of Class A common stock (the “1.5X Option” and “3.5X Option,” respectively).

The Board approved amendments to the 1.5X Option and the 3.5X Option as follows, effective as of March 15, 2024 (the “Effective Date”): (A) the 1.5X Option shall be amended such that (i) 695,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $6.00 (as adjusted) for 20 out of 30 consecutive trading days and (ii) 695,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $8.00 (as adjusted) for 20 out of 30 consecutive trading days, and (B) the 3.5X Option shall be amended such that (i) 695,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $10.00 (as adjusted) for 20 out of 30 consecutive trading days and (ii) 695,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $12.00 (as adjusted) for 20 out of 30 consecutive trading days.

In addition, on March 8, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved amendments to two stock option awards previously granted to Jeffry Keyes, the Company’s Chief Financial Officer and Treasurer, to better align the performance-based vesting terms of these awards with the price of the Company’s Class A common stock. The amended awards, previously granted as of May 15, 2023, were each stock options to purchase 500,000 shares of Class A common stock (the “1X Option” and “3X Option,” respectively).

The Compensation Committee approved amendments to the 1X Option and the 3X Option as follows, effective as of the Effective Date: (A) the 1X Option shall be amended such that (i) 250,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $6.00 (as adjusted) for 20 out of 30 consecutive trading days and (ii) 250,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $8.00 (as adjusted) for 20 out of 30 consecutive trading days, and (B) the 3X Option shall be amended such that (i) 250,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $10.00 (as adjusted) for 20 out of 30 consecutive trading days and (ii) 250,000 shares shall vest if within 3 years of the Effective Date the closing price of the Class A common stock is at least $12.00 (as adjusted) for 20 out of 30 consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

		By:	/s/ Christian LaPointe, Ph.D.
		Name:	Christian LaPointe, Ph.D.
		Title:	General Counsel

Date:	March 11, 2024